SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

  X    Filed by the Registrant
         Filed by a Party other than the Registrant

Check the appropriate box:
___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
  X       Definitive Proxy Statement
          Definitive Additional Materials
          Soliciting Material Pursuant to Rule 14a-11(c) or
Rule 14a-12


                NS GROUP, INC.

 (Name of Registrant as Specified in Its Charter)



(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  X       No fee required
          Fee computed on table below per Exchange Act
     Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:

       Fee paid previously with preliminary materials.


       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:

     (4) Date Filed:



Ninth & Lowell Streets
Newport, Kentucky  41072


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held February 11, 1999


To the Shareholders of NS GROUP, INC.:

The Annual Meeting of Shareholders of NS Group, Inc., a Kentucky corporation, will be held at the Metropolitan Club, 50 East RiverCenter Boulevard, Covington, Kentucky, on Thursday, February 11, 1999, at 10:30 a.m. Eastern Standard Time, for the following purposes:

1.   To elect six directors of the Company;

2. To approve the adoption of an amendment to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan to increase the number of options available for issuance under such plan from 750,000 to 1,750,000;

3.   To ratify the Board of Directors' appointment of Arthur
     Andersen LLP as the Company's independent public accountants for its fiscal year ending September 25, 1999; and

4. To transact such other business as may properly be brought before the meeting, or any adjournment thereof.

The close of business on December 11, 1998 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

               By order of the Board of Directors,



Newport, Kentucky                  Jack W. Mehalko
December 21, 1998                  Secretary



SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED
PROXY AS SOON AS POSSIBLE.  A POSTAGE PAID, RETURN ADDRESSED
ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


NS GROUP, INC.
Ninth & Lowell Streets
Newport, Kentucky  41072

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 11, 1999

     This Proxy Statement is being first mailed to shareholders on or about December 21, 1998 in connection with the solicitation of proxies to be used at the Annual
Meeting of Shareholders of NS Group, Inc., a Kentucky corporation (the "Company"), to be held on Thursday, February 11, 1999, at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 East RiverCenter Boulevard,
Covington, Kentucky, for the purposes set forth in the accompanying Notice of Annual Meeting.

SOLICITATION AND REVOCATION OF PROXIES

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The solicitation of proxies will be by mail, except for incidental personal solicitation made by officers, directors and employees of the Company. The cost of preparing, assembling and mailing this Proxy Statement and any other material furnished to shareholders in connection with such solicitation, as well as the cost (expected to be nominal) of any such solicitation and the reasonable expenses of banks, brokers and other custodians, nominees and fiduciaries, who, at the request of the Company, shall mail such material to or otherwise communicate with beneficial owners, will be borne by the Company.

     Shares represented by duly executed proxies in the accompanying form which are received before the Annual
Meeting and not subsequently revoked will be voted as described in "Voting and Other Matters" herein.

     Any shareholder giving a proxy has the power to revoke it in writing at any time prior to its exercise, but the revocation of a proxy is not effective until written notice thereof has been received by the Secretary of the Company.

VOTING RIGHTS

     Only holders of the Company's common stock, no par value (the "Common Stock") of record at the close of business on December 11, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.
As of the Record Date, there were 22,408,470 shares of Common Stock outstanding.


SHARE OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     Except as otherwise noted, the following table sets forth certain information as of October 23, 1998 with respect to shares of Common Stock owned beneficially by each Director of the Company (each of whom is a nominee for Director), each executive officer of the Company, all Directors and executive officers of the Company as a group, and each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock on October 23, 1998.
                        Number of            Percentage
Name                    Shares Owned          of Class

Directors, Nominees and
Executive Officers

Clifford R. Borland (1)  3,004,700(2)            13.0
Ronald R. Noel           1,037,787(2)(3)             4.5
John B. Lally              521,374(4)              2.3
John R. Parker (5)           79,572(2)(6)                *
R. Glen Mayfield            77,380                   *
Paul C. Borland, Jr.        77,100(2)                *
Patrick J. B. Donnelly      26,375(7)                  *
All Directors and Executive
   Officers as a group
   (7 persons)           4,824,288(2)             20.8

Other 5% Shareholders
Everest Capital Limited (1) 1,778,100              7.7

* Less than one percent

(1) The address of Mr. C. R. Borland is NS Group, Inc., Ninth and Lowell Streets, Newport, Kentucky 41072. The address of Everest Capital Limited is The Bank of Butterfield Building, 65 Front Street, 6th Floor, Hamilton HM JX, Bermuda. The information regarding Everest Capital Limited is derived from its Schedule 13D filing dated October 23, 1998.

(2) Includes, where applicable, shares of Common Stock (a) which may be acquired within 60 days of October 23, 1998 by Mr. C. R. Borland (98,200), Mr. Noel (11,684),
     Mr. P. C. Borland, Jr. (75,000), Mr. Parker (41,902),
     and all Directors and executive officers as a group (226,786) pursuant to the Company's non-qualified stock option and stock appreciation rights plans and (b) owned by Mr. Noel (1,103) and all Directors and executive officers as a group (1,103) and held by the trustee of the Company's Salaried Employees' Flexible Compensation Plan, which shares are voted as directed by the participants to whose account they are allocated.

(3)  Includes 25,000 shares owned by Mr. Noel's wife.  Mr.
     Noel disclaims any beneficial interest in these shares.

(4)  Includes 16,500 shares owned by Mr. Lally's wife.  Mr.
     Lally disclaims any beneficial interest in these shares.

(5) Mr. Parker is 54 years old and has held the same or similar positions with the Company for more than five years.

(6)  Includes 18,800 shares owned by Mr. Parker's wife.  Mr.
     Parker disclaims any beneficial interest in these shares.

(7)  Includes 12,850 shares owned by Mr. Donnelly's wife.
     Mr. Donnelly disclaims any beneficial interest in these shares.


ELECTION OF DIRECTORS


Nominees for Election as Directors

     Six directors will be elected at the 1999 Annual
Meeting to hold office until the next Annual Meeting, and until their successors are duly elected and qualified.

     Set forth in the following table is certain information with respect to each nominee for director. Each of the six nominees is currently a director of the Company and was previously elected by the shareholders. The Board of Directors recommends a vote FOR the election of the nominees for director of the Company.


                       First Became   Principal Occupation
Name And Age             Director      & Other Directorships

Clifford R. Borland (61)   1981    Chairman and Chief
                                   Executive Officer of
                                   the Company since
                                   December 4, 1995. Mr. C.
                                   R. Borland held the
                                   position of President of
                                   the Company from 1981
                                   until December 4, 1995,
                                   and resumed the position
                                   of President and assumed
                                   the position of Chief
                                   Operating Officer
                                   effective July 31, 1998.
                                   Mr. Borland is a Director
                                   of Kentucky  Electric
                                   Steel, Inc.



Paul C. Borland, Jr. (64)   1996   President and Chief
                                   Operating Officer of the
                                   Company from December 4,
                                   1995 until his
                                   retirement, effective
                                   July 31, 1998.  Mr. P. C.
                                   Borland, Jr. joined the
                                   Company in 1989 as Vice
                                   President and General
                                   Manager of Kentucky
                                   Electric Steel
                                   Corporation and  served
                                   as President of Koppel
                                   Steel Corporation
                                   ("Koppel") from 1990
                                   until November 6, 1997.
                                   Mr. P. C. Borland, Jr. is
                                   the brother of Mr. C. R.
                                   Borland.

Patrick J.B. Donnelly (62)   1981  Partner in the law firm
                                   of Niles, Barton and
                                   Wilmer, Baltimore,
                                   Maryland.

John B. Lally (62)           1981  Chairman of the Board of
                                   LB Industries, Inc., a
                                   privately-owned pipe
                                   distributor.  Director
                                   and Chairman of the Board
                                   of LB Steel Plate
                                   Company, a privately-owned
steel plate
                                   processor and
                                   distributor.

R. Glen Mayfield (57)       1981   President of Mayfield &
                                   Robinson, Inc., an
                                   independent management
                                   and financial consulting
                                   firm.

Ronald R. Noel (57)         1981   Vice President of the
                                   Company since 1981.
                                   President of Newport
                                   Steel Corporation
                                   ("Newport") since
                                    March 1994.  Mr. Noel
                                    held the position of
                                    Secretary of the Company
                                   from November 1989 until
                                   February 1995.


     Except as otherwise noted, each of the nominees has held the same position or other executive positions with the employers listed above during the past five years.

     The Articles of Incorporation provide at such time as there are nine or more directors, the Board of Directors may by resolution divide the Board into three classes with the terms of office of each class ending in successive years.

INFORMATION REGARDING MEETINGS AND COMMITTEES
OF THE BOARD OF DIRECTORS

Meetings of the Board

     The Board of Directors met six times during fiscal 1998 (excluding actions taken by written consent). Each Director attended in excess of 83% of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by each committee of which he was a member during fiscal 1998.

Committees of the Board

     The standing committees of the Board of Directors are the Executive Committee, Audit Committee, Executive
Compensation Committee, Investment Committee and the Stock
Option Committee. There is no nominating committee of the Board.

     During fiscal 1998, the Audit Committee consisted of Messrs. Donnelly (Chairman), Lally and Mayfield. The Audit Committee is responsible for the selection of the Company's independent public accountants, subject to the approval of the Board, and reviews with representatives of the independent public accountants the scope of their examination, their fees, the results of their examination, and any conditions requiring attention identified by them regarding internal controls. The Audit Committee held three meetings during fiscal 1998.

     During fiscal 1998, the Executive Compensation Committee consisted of Messrs. Mayfield (Chairman), Donnelly and Lally. The Executive Compensation Committee determines the compensation of the Company's officers, reviews the officers' compensation programs, and monitors the grants made under the Company's various executive benefit plans. The Executive Compensation Committee held two meetings during fiscal 1998.

     During fiscal 1998, the Stock Option Committee consisted of Messrs. Lally (Chairman), Donnelly and
Mayfield. The Stock Option Committee administers the stock option plans of the Company. The Stock Option Committee held one meeting during fiscal 1998.

     During fiscal 1998, the Investment Committee consisted of Messrs. C.R. Borland (Chairman), Mayfield and Noel. The
Investment Committee reviews and administers the Company's investment policies and oversees and monitors investment activity and results. The Investment Committee held three meetings during fiscal 1998.


Director Compensation

     Directors who are not employees of the Company are paid an annual retainer of $24,000 and $1,000 for each meeting of the Board of Directors attended in excess of four meetings per fiscal year and expenses for attendance at meetings of the Board and Committees. In addition, such outside Directors are paid $750 ($1,000 for Committee Chairmen) for each Committee meeting attended.


EXECUTIVE COMPENSATION

      The following table presents summary information for each of the last three fiscal years concerning compensation awarded to, earned by, or paid to the Chief Executive
Officer and each of the other officers serving in an executive officer capacity during fiscal 1998 ("named executive officers") for services rendered to the Company and its subsidiaries.


  SUMMARY COMPENSATION TABLE

                           Annual Compensation
Name and Principal                            Other Annual
Position            Year   Salary    Bonus    Compensation(1)

Clifford R. Borland  1998 $413,750 $  81,830 (4)  $   1,000
Chairman and Chief   1997  404,375   378,916          1,000
Executive Officer (3)1996  395,000    18,750              -

Paul C. Borland, Jr. 1998 $340,625  $ 68,192 (4)     $15,038
President and Chief  1997  399,375   378,916          13,951
Operating Officer    1996  356,607    31,348               -
of the Company;
President  of
Koppel  (3)

Ronald R. Noel      1998  $215,000  $ 20,782 (4)    $  1,000
Vice President      1997   209,000   182,921           1,000
of the Company;     1996   203,000     4,700               -
President of
Newport

John R. Parker      1998  $193,500  $ 37,096 (4)    $    433
Vice President,     1997   189,250   171,775             433
Treasurer and Chief 1996   185,000     8,500               -
Financial Officer


                             Long Term
                            Compensation
                             Securities
                             Underlying        All Other
Name                 Year   Options/SARS    Compensation (2)

Clifford R. Borland   1998      30,000         $36,140
                      1997           -          35,940
                      1996           -          31,112

Paul C. Borland,Jr.   1998      25,000         $53,598
                      1997           -          29,452
                      1996      50,000          27,952


Ronald R. Noel        1998      13,500         $22,063
                      1997          -            21,863
                      1996          -            21,026

John R. Parker        1998     13,500           $19,644
                      1997          -            19,444
                      1996          -            19,145


(1) Represents amounts reimbursed for the payment of taxes.
The dollar value of perquisites did not in any year exceed the lesser of $50,000 or 10% of any such officer's annual salary and bonus.


(2) All Other Compensation includes insurance premiums and payments made pursuant to the Company's salary continuation program and in connection with certain disability insurance policies. Under the Company's salary continuation program, which the Company funds with insurance policies, the Company will pay certain employees, including the executive officers, upon retirement at or after age 62 an amount ranging from 26% to 50% of his current base salary for life, with payments for a minimum of 10 years either to each
participant or his descendants.   During fiscal 1998, 1997
and 1996, respectively, the Company paid aggregate premiums as follows: $18,382, $18,382, and $14,200 for Mr. C.R.
Borland; $16,800, $16,800 and $16,800 for Mr. P. C. Borland,
Jr.; $12,573, $12,573, and $12,573 for Mr. Noel; and
$10,991, $10,991 and $10,991 for Mr. Parker. Following his retirement effective July 31,1998, Mr. P.C. Borland, Jr. was paid $18,000 under the salary continuation program for fiscal 1998.

     The Company has purchased disability insurance policies for the benefit of certain employees of the Company, including the named executive officers. In the event an insured is disabled for more than 60 days, he will be paid an amount ranging from 25% to 54% of his current base salary during the term of such disability up to age 65. During fiscal 1998, 1997 and 1996, respectively, the Company paid
aggregate premiums as follows:   $14,558, $14,558 and
$14,558 for Mr. C.R. Borland; $8,848, $9,652 and $9,652 for
Mr. P.C. Borland, Jr.; $6,290,  $6,290 and $6,290 for Mr.
Noel; and $5,453, $5,453 and $5,453 for Mr. Parker.

     Subsequent to the end of fiscal 1995, it was determined that no bonus payments were earned by any executive officer under the Company's bonus plan for fiscal 1995. All estimated advance payments under the bonus plan were repaid to the Company and All Other Compensation for fiscal 1996 includes imputed interest on such estimated advance payments as follows: $854 for Mr. C.R. Borland; $663 for Mr. Noel; and $1,202 for Mr. Parker.

     For fiscal 1998, 1997 and 1996, All Other Compensation also includes Company matching contributions to the Company's Salaried Employees' Flexible Compensation Plan in the amount of $3,200, $3,000 and $1,500, respectively, for each of the named executive officers.

     Effective August 1, 1998, the Company entered into a consulting agreement with Mr. P.C. Borland, Jr. to oversee and direct the operations of Koppel on an as needed basis until termination of the agreement. Under the agreement, Mr. P.C. Borland, Jr. was paid a total of $6,750 during fiscal 1998. The agreement may be terminated upon 30 days notice by either party.

(3)  Mr. P.C. Borland, Jr. became an executive officer
December 4, 1995, when he was elected President and Chief
Operating Officer of the Company. He also served as President of Koppel during the periods presented until November 6, 1997. Mr. P.C. Borland, Jr. retired as
President and Chief Operating Officer of the Company effective July 31, 1998. Mr. C. R. Borland resumed the position of President and assumed the position of Chief
Operating Officer effective July 31,1998.

(4) During fiscal 1998, estimated quarterly bonus payments were made to the named executive officers pursuant to the Company's bonus plan in the following amounts: $147,074 for Mr. C. R. Borland; $147,074 for Mr. Paul C. Borland, Jr.;
$50,051 for Mr. Noel; and $66,674 for Mr. Parker. The amounts reflected in the table as Bonus for fiscal 1998 are the actual amounts earned by each named executive officer.
Each named executive officer is obligated to repay the excess of the amount paid over the amount earned, without interest, prior to December 31, 1999.

     The following tables present certain information concerning stock options granted to and exercised by the named executive officers of the Company during fiscal 1998.



   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                           Percent
                Number     of Total
                  of       Options
             Securities    Granted
                Under-        to               Market
                lying       Employ-   Per      Price
                Options      ees in   Share     on      Expir-
               Granted      Fiscal  Exercise  Date of   ation
Name             (1)        Year(2)   Price    Grant     Date


Clifford R.
Borland        30,000        3.5%    $14.375  $13.875  1/15/08

Paul C.
Borland, Jr.   25,000         2.9      14.375  13.875  1/15/08


Ronald R.
Noel          13,500          1.6      14.375  13.875  1/15/08


John R.
Parker        13,500          1.6      14.375  13.875  1/15/08


                         Potential Realizable Value at Assumed
                              Annual Rates of Stock Price
                             Appreciation for Option Term (3)
Name                               5%              10%

Clifford R.
Borland                        $246,777          $648,395

Paul C.
Borland, Jr.                    205,648           540,329

Ronald R.
Noel                            111,050           291,778

John R.
Parker                          111,050           291,778


(1) Represents non-qualified stock options granted on January 15, 1998 pursuant to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan. Messrs. C. R. Borland, Noel and Parker's options become exercisable over a three year period in increments of 33 1/3% per year beginning with the first anniversary of the date of grant. Mr. P.C. Borland, Jr.'s options became exercisable on July 15, 1998.

(2) The Company granted options representing 851,950 shares to employees in fiscal 1998 (232,000 representing non-qualified stock
     options and 619,950 representing
     incentive stock options).

(3) The amounts shown under these columns are the result of calculations at 5% and 10% rates as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Company's common stock.



 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

               No. of              Total Number of Shares
              Shares      Value    Underlying Unexercised
             Acquired     Real-    Options/SARs at
Name          on Exercise  ized(1) September 26, 1998

                                   Exercisable Unexercisable


Clifford R.
Borland       19,000      $74,500      89,933       60,800


Paul C.
Borland, Jr.  48,608      368,533      75,000            0

Ronald R.
Noel          39,218      154,272       9,000       25,452

John R.
Parker         9,000       37,418      39,218       25,452


                                   Total Value of Unexercised,
                                        In-the-Money
                                     Options/SARS held
                                   at September 26,1998 (2)

Name                              Exercisable Unexercisable

Clifford R. Borland                  $116,813     $16,875
Paul C. Borland, Jr.                  196,625           0
Ronald R. Noel                              0      10,969
John R. Parker                         61,297      10,969

(1) Represents the difference between the exercise price of the option and the average of the high and low sales price of the Common Stock on the date of exercise.

(2) In-the-Money Options/SARs are those where the fair market value of the underlying securities at fiscal year-end exceed the exercise price of the option or SAR.

Senior Management Change of Control Agreements

     The Company has entered into Change of Control Severance Agreements with Messrs. C. R. Borland, Noel and Parker. These agreements provide that if, during the two year period following a "Change of Control," the Company terminates the executive's employment other than for cause, or the executive terminates his employment for good reason, then the executive will receive a defined payment, certain medical, dental, life and disability insurance benefits and outside assistance in finding other employment. Mr. C.R. Borland's payment would be the aggregate of three times the amount of his then current base salary and three times the average amount of his bonus payments in the prior five years, plus a pro rata portion of his current year bonus. The payments to Messrs. Noel and Parker would be the aggregate of two times the amount of the executive's then current base salary and two times the average amount of the executive's bonus payments in the prior five years, plus a pro rata portion of the executive's current year bonus. The Company and certain other officers of the Company have also entered into Change of Control Severance Agreements with terms similar to the agreements between Messrs. Noel and Parker and the Company.

     Under the terms of the agreements, a "Change of Control" of the Company includes: (i) a sale of substantially all of its assets; (ii) a merger with the effect that its stockholders hold less than 51% of the voting power of the merged entity; (iii) a liquidation; (iv) a tender offer or other purchases resulting in a group of persons (other than a group of persons with respect to which C.R. Borland is the beneficial owner of the majority of the voting securities) becoming the beneficial owner of 30% or more of the Company's securities; or (v) changes in the composition of the majority of the members of the Board of Directors. In these agreements, each executive also agrees not to divulge the Company's confidential information or to solicit any present or prospective executive employee of the Company to be employed by a competitor.


REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION
COMMITTEES

     The Company's executive compensation program (the "Program") is administered by the Executive Compensation and Stock Option Committees of the Board of Directors (the "Committees") which are composed of the same individuals, although with different chairmen.

     The Program has been designed to enable the Company to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. The Program is comprised of three basic elements: base salaries which are competitive within the industry segments in which the Company operates and which reflect individual performance; annual bonus opportunities which are payable in cash for the achievement of certain annual financial performance criteria; and long-term stock-based incentive opportunities. The Committees believe that both the annual bonus and stock-based incentive opportunities directly strengthen the mutuality of interests between the Company's executive officers and its shareholders. In developing and administering the individual elements of the Program, the Committees strive to balance short and long-term incentive objectives. Except for the salary continuation program and change of control agreements, the Company does not have any employment or other agreements with its executive officers because their performance is evaluated annually and long-term incentives are provided pursuant to the Company's stock option plans.

     The Company, under the supervision of the Committees, periodically obtains competitive survey data from a number of sources in connection with the Committees' administration and review of the Program. Such survey data confirms the Committees' belief that the Program is currently competitive and effective because it aligns the financial interests of the Company's executive officers with the Company's financial performance and long-term total return to the Company's shareholders. Notwithstanding such conclusion, the Committees continually review the Program and consider modifications in order to further motivate the Company's executive officers.

     A discussion of each of the elements of the Program along with a description of the significant decisions of the Committees with regard to fiscal 1998 compensation is set forth below. The officers serving in executive officer capacity during fiscal 1998 consisted of Messrs. Clifford R. Borland, Paul C. Borland, Jr., Ronald R. Noel and John R. Parker.

Annual Cash Compensation Program

     Annual total cash compensation for senior management consists of a base salary and the potential for an annual bonus under the Company's Executive Bonus Plan (the "Bonus Plan"). Base salaries are determined by an assessment of salaries paid by companies within the Company's industry segments, executive responsibilities and individual performance. The annual base salaries for the executive officers other than the Chief Executive Officer and the President are determined through an interactive review process between the Committees and Mr. C.R. Borland using the above criteria. The Chief Executive Officer's and the President's base salaries have been reviewed and established annually by the Committees. In addition to the criteria described above, the Committees also consider the overall performance of the Company when establishing Mr. C.R. Borland's salary. Based upon the criteria described, the Committees last increased Mr. C. R. Borland's base salary in fiscal 1997 by 4.7%.

     The Company maintains a Bonus Plan in which the executive officers as well as other key employees are eligible to participate. Under the Bonus Plan, participants may be awarded annual bonuses if the Company and/or its operating subsidiaries meet certain financial performance criteria. Annual bonuses for Mr. C.R. Borland and the other executive officers are based upon Company-wide financial performance criteria. The financial criteria against which performance is measured includes operating margins, return on assets, return on total capital and sales growth. The bonus percentage for Mr. C.R. Borland and the other executive officers varies from 0% to 100% of annual salary depending on the levels at which the financial performance criteria are met. Under the Bonus Plan, Mr. C.R. Borland and the other executive officers earned bonuses ranging from 9.7% to 20.0% of their salary in fiscal 1998; from 87.5% to 94.8% of their salary in fiscal 1997 and from 2.3% to 8.8% of their salary in fiscal 1996.

Stock Option Programs

     Long-term incentive awards provided by the Company's stock option plans are designed to develop and maintain strong management through share ownership. Executive officers have historically been granted non-qualified stock options under the Company's stock option plans. Generally, the exercise price for options granted have been greater than or equal to the market value of the Common Stock of the Company on the date of grant, and options have become exercisable over periods ranging from three to eight years.

     The number of options granted to executive officers is based upon current performance, anticipated future contribution based on that performance, the ability to impact corporate and/or subsidiary business results and comparative industry practices. The size and price of previous option grants and the number of options currently held by an executive are not taken into account in determining the number and price of options granted. Mr. C.R. Borland recommends stock option grants for the other executive officers, other than for Mr. P.C. Borland, Jr., and the Committees review and approve such awards. With respect to Mr. C.R. Borland and Mr. P.C. Borland, Jr., the Committees determine the options to be granted. Reference is made to the option tables contained herein for information as to grants and exercises of options and fiscal year-end option values.

The foregoing report has been furnished by:

The Executive Compensation and Stock Option Committees of the
Board of Directors

R. Glen Mayfield (Chair of the Executive Compensation
Committee)
John B. Lally (Chair of the Stock Option Committee)
Patrick J.B. Donnelly


PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's cumulative total stockholder return from September 30, 1993 through September 30, 1998, with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Index and the Standard & Poor's Iron & Steel 500 Index.

Comparison of Five Year Cumulative Total Return (1)



                 1993  1994  1995   1996    1997    1998

NS Group, Inc.   100  80.00  36.92  40.00   398.46   75.38
Standard &
 Poor's 500      100 103.69 134.53 161.88   227.36  247.92
Standard &
 Poor's Iron
 & Steel 500     100 128.61  91.38  90.13   104.78   76.33


(1)  Assumes $100 invested on September 30, 1993 in the
Company's Common Stock, the Standard & Poor's 500 Composite
Index and the Standard & Poor's Iron & Steel 500 Index.


 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee is composed of Messrs. Mayfield, Lally and Donnelly, none of whom has served as an officer or employee of the Company or any of its subsidiaries. John B. Lally owns the controlling interest in L B Industries, Inc. The Company sells substantially all of its secondary and limited service tubular products to L B Industries, Inc., at prices and on terms substantially equivalent to those offered to other customers. Sales to L B Industries, Inc. amounted to approximately $13.2 million in fiscal 1998.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such reports furnished to the Company or written representation that no reports were required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1998.


PROPOSAL TO APPROVE THE AMENDMENT OF THE
NS GROUP, INC. 1995 STOCK OPTION
AND STOCK APPRECIATION RIGHTS PLAN
TO INCREASE THE NUMBER OF OPTIONS
AVAILABLE FOR ISSUANCE


General

     It is the judgment of the Board of Directors that the awarding of stock options pursuant to stock option plans previously approved by shareholders has been beneficial in attracting and retaining key employees. The Company has two such stock options plans, the 1993 Incentive Stock Option Plan (the "1993 Plan") and the 1995 Stock Option and Stock Appreciation Rights Plan (the "1995 Plan"), which can grant options under either form of incentive stock options or non-qualified stock options. The 1993 Plan and 1995 have fewer than 4,000 and 280,000 options available for future grant, respectively, which the Board of Directors believes is not sufficient to meet the long-term needs for broad-based grants to key employees. The Board of Directors has voted unanimously to amend the 1995 Plan, subject to shareholder approval, to increase the number of options issuable under the 1995 Plan from 750,000 to 1,750,000, bringing the total options available for future grant to approximately 1,284,000.

     A copy of the Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan (the "Plan"), is attached as Exhibit A to this Proxy Statement. The following summary of the terms of the Plan is qualified in its entirety by Exhibit A.

     The purpose of the Plan is to provide an incentive to, and to encourage ownership of, the Company's stock by the grant of stock options and/or stock appreciation rights to employees in a position of administrative or managerial responsibility with the Company or its subsidiaries ("Key Employee"). Options intended to qualify as "incentive stock options" ("ISO") pursuant to Section 422 of the Internal
Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" ("NSO") can be issued under the Plan. Approximately 288 and 12 persons are currently eligible to receive ISO and NSO awards under the Plan, respectively.

     The Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee") which, subject to the express provisions of the Plan, has the complete authority to
(i) determine the individuals to whom and the time or times when options and stock appreciation awards shall be granted;
(ii) determine the number of shares to be subject to each option and stock appreciation award, and the terms and provisions of each option and stock appreciation award; (iii) interpret the Plan; (iv) prescribe, amend and rescind rules and regulations relating to the Plan; (v) waive or modify or amend at any time, either before or after an option or stock appreciation award is granted, any condition, limitation or restrictions with respect to the exercise of such option or award imposed by or pursuant to the Plan in such circumstances as the Committee may, in its discretion, deem appropriate (including, without limitation, in the event of a proposed Change of Control, as defined in the Plan, or other similar transaction involving the Company); (vi) authorize the payment in cash to a participant holding an option at any time, but only with the consent of the participant, in exchange for the cancellation of all or part of the option; and (vii) make all other determinations which the Committee considers necessary or advisable for the administration of the Plan.

     The exercise price of an ISO cannot be less than 100% of the fair market value of the Common Stock on the date of grant and the exercise price of an NSO cannot be less than 50% of the market value (as defined by the Plan) on the date of grant. Options granted under the Plan will become exercisable with respect to one-third of the shares of Common Stock covered by the options on each of the first three anniversaries of the date of grant, unless the Committee provides otherwise at the time the options are granted. The Committee also may provide for other restrictions and conditions on the exercise of any option. Options must be exercised within 10 years of the date of the grant. All options are non-transferrable, other than by will or by the laws of descent and distribution, unless the Committee provides otherwise at the time the options are granted. Options may be exercised during the lifetime of the holder only by the holder. The purchase price of stock purchased upon the exercise of an option must be paid in full at the time of exercise in cash or, if the Committee permits, in shares of the Company, or a combination of the two.


     In addition to the foregoing provisions, no ISO may be granted to an officer or other employee who possesses directly or indirectly at the time of the grant more than ten percent of the voting power of all classes of capital shares of the Company, unless (i) the option price is at least 110% of the fair market value of the shares subject to the ISO on the date the ISO is granted, and (ii) the ISO is not exercisable after the expiration of five years from the date of grant. The aggregate exercise value of an ISO grant in one year to one individual cannot exceed $100,000 and ISO options must be granted under the Plan prior to March 1, 2005.

     A stock appreciation award under the Plan may be granted either by itself or in tandem with a stock option, and entitles the grantee to elect to receive an amount (in cash or Common Stock, or a combination thereof, as determined by the Committee) equal to the amount by which the fair market value of the Common Stock on the date of such election exceeds the stated value per share of the stock appreciation award. An exercise of an option under the Plan cancels any stock appreciation award granted in tandem with such option, and any election to receive payment of a stock appreciation award cancels any option granted in tandem with such stock appreciation award.

     A stock appreciation award is non-transferable, except that the award agreement may provide that if a participant, at the date of death, was entitled to elect payment on the date of death, that his estate shall have the right to make such election, but in no event more than ten years from date of grant.

     The closing price per share of the Company's Common Stock on December 11, 1998 was $4.625.

Amendment or Termination

     The Plan will expire on March 1, 2005, unless terminated sooner by the Board of Directors of the Company. Any stock appreciation awards or options outstanding at the termination of the Plan will continue in full force and effect and will not be affected by such termination of the Plan. The Board may, at any time prior to that date, terminate the Plan or make such modifications of the Plan as it may deem advisable; provided, however, that any such amendment must be approved by the holders of the outstanding Common Stock by such vote, if any, as then may be required by, and otherwise in compliance with, applicable federal and state law (including Rule 16b-3 or any successor provision adopted under the Securities Exchange Act of 1934 and the like) and the requirements of any stock exchange or other trading system upon which the Common Stock then may be listed.

Adjustment Upon Changes in Capitalization

     Notwithstanding any other provisions in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, spin-offs, mergers, consolidations, reorganizations, combinations or exchanges of shares, or the like, the number of stock appreciation units and the number and class of shares subject to any outstanding options and stock appreciation units, and the price thereof, shall be appropriately adjusted by the Committee.

Federal Income Tax Consequences

     The grant of a stock option under the Plan will not result in taxable income at the time of grant for the optionee or the Company. The optionee will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount. The tax treatment to an optionee of a disposition of shares acquired through the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an ISO, NSO or stock appreciation award. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an ISO before the applicable holding periods have been satisfied.

     Although the recipient of a stock appreciation award does not recognize income at the time the right is granted, in the year payment of cash or shares under the award is made, he or she recognizes income in an amount equal to the cash and the fair market value of the shares received. The Company will be entitled to deduct as compensation expense an amount equal to the income recognized by the recipient in the Company's tax year in which payment is made to the recipient.

     The Board of Directors recommends a vote FOR approval of the amendment to the Plan.

               PROPOSAL TO RATIFY APPOINTMENT OF
                     INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP has examined the financial statements of the Company since 1981 and the Board of Directors, upon the recommendation of its Audit Committee, wishes to continue the services of this firm for the current fiscal year ending September 25, 1999. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP, as independent auditors, to examine the financial statements of the Company for the current fiscal year ending September 25, 1999, and to perform other appropriate accounting services. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting with an opportunity to make a statement if he desires and will be available to respond to questions of the shareholders.

     The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended
September 25, 1999.



                     SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting must be received by the Company by August 23, 1999, for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a shareholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 70 days notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The shareholder filing the notice of nomination must describe various matters regarding the nominee, including matters such as name, address, occupation and shares held.

     In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's Proxy Statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

     In each case the notice must be given to the Secretary of the Company, whose address is Ninth and Lowell Streets, Newport, Kentucky 41072. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

VOTING AND OTHER MATTERS

     Unless other designation is made, the shares represented by the proxy herein solicited will be voted for the election of the named nominees as directors of the Company, for the approval of the amendment to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan and for the ratification of the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending September 25, 1999, as set forth in the accompanying Notice of Annual Meeting.

     If any of the named nominees for directors should become unavailable for any reason, it is intended that the persons named as proxies in the accompanying form will vote for the election of such other person as the Board of Directors may recommend in place of such nominee. If cumulative voting rights are exercised by any shareholder, the proxies may be voted cumulatively for fewer than all of the Company's nominees in the discretion of the persons voting such proxies.

     The Company knows of no other business other than the matters set forth herein that will be presented to the Annual Meeting. If matters other than those described herein should properly come before the Annual Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

     A quorum will exist at the Annual Meeting if a majority of the votes entitled to be cast at the meeting are represented, in person or by proxy, at the Annual Meeting. In voting on matters other than the election of Directors, each shareholder has one vote for each share of stock held. With respect to the election of Directors, shareholders have cumulative voting rights, which means that each shareholder has the number of votes equal to the number of shares held, multiplied by the number of Directors to be elected, and each shareholder may cast the whole number of such votes, either in person or by proxy, for one nominee, or distribute them among two or more nominees.

     The six persons who have been duly nominated to be directors of the Company who receive the most votes shall be elected directors of the Company. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, and shares not voted on the election of directors but voted on one or more other matters on proxies returned by brokers, will therefore not directly affect the number of shares needed to elect directors.

     The approval of the amendment to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to so vote. Shares represented by proxies which are marked "abstain" on such matter will be counted for the purpose of determining the number of shares represented by proxy at the Meeting for such matter, and shall therefore have the same effect as if the shares represented thereby were voted against such approval. Shares not voted on the matter of approval of the amendment to the 1995 Stock Option and Stock Appreciation Rights Plan but voted on one or more other matters on proxies returned by brokers will be treated as not represented at the Meeting as to the approval of the amendment to the 1995 Stock Option and Stock Appreciation Rights Plan for purposes of determining the number of votes needed for approval.

     The ratification of the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending September 25, 1999 requires the affirmative vote of a majority of the shares represented at the meeting and entitled to so vote. Shares represented by proxies which are marked "abstain" on such matter will be counted for the purpose of determining the number of shares represented by proxy at the Meeting for such matter, and shall therefore have the same effect as if the shares represented thereby were voted against such ratification. Shares not voted on the ratification of Arthur Andersen LLP but voted on one or more other matters on proxies returned by brokers will be treated as not represented at the Meeting as to the ratification of the appointment of the Company's accountants for purposes of determining the number of votes needed for approval.

     The approval of any other action properly brought before the Annual Meeting would require the affirmative vote of a majority of the shares represented at the meeting and entitled to so vote. Shares represented by proxies which deny discretionary authority on other matters would be counted for the purpose of determining the number of shares represented by proxy at the Meeting for such other matters for purposes of determining the number of votes needed for approval, and would therefore have the same effect as if the shares represented thereby were voted against any such matter.



                                   JACK W. MEHALKO
                                   Secretary

Newport, Kentucky
December 21, 1998



                                           EXHIBIT A

NS GROUP, INC.


AMENDED AND RESTATED
1995 STOCK OPTION AND
STOCK APPRECIATION RIGHTS PLAN


SECTION I.  PURPOSE

     The purpose of this Plan is to provide an incentive to, and to encourage ownership of, the Company's stock by the grant of stock options and stock appreciation rights to certain "Key Employees" of the Company or its subsidiaries.

SECTION II.  DEFINITIONS

     A. "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause
(i) above or (iii) any Person in which such Person has, directly or indirectly, a 5 percent or greater voting or economic interest or the power to control. For the purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     B. "Board of Directors" and "Board" means the Board of Directors of the Company.

     C.  "Change of Control" shall mean:

      (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Person described in clause (i) of the definition of Affiliate;

     (ii) the consummation of any consolidation or merger of the Company with or into another corporation with the effect that the stockholders of the Company immediately prior to the date of the consolidation or merger hold less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

     (iii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

     (iv) a Person or Group of Persons acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) ("Beneficial Owner") of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;
     (v) a Person or Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate of such Person or Group of Persons, will constitute a majority of the Board of Directors of the Company;
provided that the Person or Group of Persons referred to in clauses (i), (iv) and (v) shall not mean Clifford Borland or any Group of Persons with respect to which Clifford Borland is the Beneficial Owner of the majority of the voting equity interests.
     D. "Code" means the Internal Revenue Code of 1986, as amended.
     E. "Committee" means the committee established by the Board of Directors of the Company pursuant to Section VIII.
     F. "Company Stock" means shares of the common stock, no par value, of the Company.
     G. "Company" means NS Group, Inc., a Kentucky corporation, or any successor thereto.
     H. "Fair Market Value" as of a given date, means the closing price on the New York Stock Exchange, or any successor exchange or index, on such date or on the most recent business day prior to such date if the date is not a business day.
     I. "Incentive Stock Option" means a stock option granted under the Plan or any other plan of the Company which qualifies as an incentive stock option under Section 422 of the Code and is not designated by the Committee at the time of grant as a Nonqualified Option.
     J. "Key Employee" means a person who is employed in a position of administrative or managerial responsibility by the Company or a Subsidiary.
     K. "Market Value" as of a given date, means the average of the daily closing prices on the New York Stock Exchange, or any successor exchange or index, for the fiscal month preceding such date.
     L. "Nonqualified Option" means a stock option granted under the Plan which, by its terms, does not qualify as an Incentive Stock Option and/or is designated by the Committee at the time of grant as a Nonqualified Option.
     M. "Participant" means a Key Employee who is granted an option and/or a stock appreciation award hereunder.
     N. "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
     O. "Plan" means this NS Group, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan.
     P. "Stock Appreciation Unit" means, to the extent provided in the Plan and only to that extent, a unit of a stock appreciation award under the Plan, the value of which is determined with reference to one share of Common Stock.
     Q. "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an option or stock appreciation award hereunder, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     R. "Tax Date" means the date as of which the amount of withholding tax payment with respect to the exercise of an option is calculated.
SECTION III.  STOCK
     The stock which may be issued and sold under the Plan or pursuant to which stock appreciation awards may be satisfied shall not exceed, in the aggregate, 1,750,000 shares of Common Stock. If an option and/or stock appreciation award expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject thereto shall again be available for the purpose of the Plan.
SECTION IV.  ELIGIBILITY
     A stock option or a stock appreciation award may be granted under the Plan only to Key Employees.
SECTION V.  STOCK OPTIONS
     A. Agreement. The terms of each stock option granted under the Plan shall be set forth in a written option agreement in a form approved by the Committee.
     B. Option Price. Subject to Subparagraph I, the purchase price for shares of Common Stock under any option granted under this Plan shall not be less than 50% of the Market Value for such shares on the date on which such option was granted.
     C. Term and Exercise of Options. Subject to Subparagraph I, the term of each option shall be not more than ten years from the date the option is granted. Within such limit, options shall become exercisable with respect to one-third of the shares of Common Stock covered by the options on each of the first three anniversaries of the date of grant unless, at the time the option is granted, the Committee otherwise provides. The Committee also, at the time an option is granted, may provide for other restrictions and conditions on the exercise of the option, which need not be uniform for all Participants. Notwithstanding the foregoing, except as otherwise provided in Subsections D and E, no option may be exercised unless the Participant is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since the date the option was granted.
     D. Non-Transferability of Options. Unless otherwise determined by the Committee at the time an option is granted and so provided in the option agreement with respect to such option, each option granted under the Plan shall by its terms be non-transferrable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the Participant, only by him.
     E. Termination of Employment. An option agreement may provide that if the employment of the Participant is terminated other than by reason of death, the Participant may exercise the option, to the extent that he was entitled to exercise it at the date of such termination of employment, for such additional period, if any, after such termination of employment (but not to exceed the remaining term of the option) as the Committee may determine at the time the option is granted. No change in the duties of a Participant, while in the employ of the Company or a Subsidiary, or transfer, if still employed after the transfer by the Company or a Subsidiary, shall constitute termination of employment. Nothing in the Plan or in any option agreement shall be deemed to create any limitation or restriction on such rights as the Company or a Subsidiary otherwise would have to terminate the employment of any person at any time for any reason.
     F. Death of Participant. An option agreement may provide that in the event a Participant dies while entitled to exercise the option, the option may be exercised, to the extent that the Participant was entitled to exercise it at the date of death, by the Participant's estate, or by any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Participant, at any time during such additional period, if any, after death (but not to exceed the remaining term of the option) as the Committee may determine at the time the option is granted.
     G. Leaves of Absence. An option agreement issued pursuant to the Plan may contain such provisions as the Committee shall determine with respect to approved leaves of absence.
     H. Payment of Option Price. The purchase price is to be paid in full upon the exercise of an option, either (i) in cash, or (ii) in the discretion of the Committee, by the tender to the Company of shares of Common Stock owned by the Participant and registered in his name having a Fair Market Value equal to the cash exercise price of the option being exercised, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof. The proceeds of the sale of Common Stock upon the exercise of an option are to be added to the general funds of the Company and used for the corporate purposes of the Company as the Board of Directors shall determine.
     I. Incentive Stock Options. The following additional terms and provisions shall apply to all Incentive Stock Options granted under the Plan:
          (1) No Incentive Stock Option shall be granted with a purchase price per share of Common Stock which is less than the Fair Market Value of a share of Common Stock on the date of grant.
          (2) No Incentive Stock Option shall be granted to an officer or other employee who possesses, directly or indirectly (as provided in Section
       425(d) of the Code), at the time of grant more than 10% of the voting power of all classes of capital shares of the Company, any Subsidiary or any parent of the Company unless (i) the purchase price per share of Common Stock is at least 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted, and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.
          (3)  The aggregate Fair Market Value
       (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan and all other plans of the Company, any Subsidiary and any parent corporation are exercisable for the first time by any individual in any calendar year shall not exceed $100,000, or such other maximum amount permitted by the Code.
          (4) No Incentive Stock Option may be granted more than 10 years after the date on which the Plan is adopted by the Board.
          J. Tax Withholding. With the approval of the Committee, a Participant may elect to have the Company retain from the Common Stock to be issued upon the exercise of an option a number of shares of Common Stock, or may deliver to the Company a number of other shares of Common Stock, having a Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made on behalf of the Participant with respect to the exercise of the option (up to a maximum amount determined by the Participant's top marginal tax rate) in lieu of making such payments in cash. The Committee may establish from time to time rules or limitations with respect to the exercise of the rights described in this paragraph; provided, however, that, in any event, any such election made by a person subject to
  Section 16 of the Securities Exchange Act of 1934 must be made in accordance with any applicable rules established thereunder.

  SECTION VI.  STOCK APPRECIATION AWARDS
     A. Description. A stock appreciation award shall be that number of Stock Appreciation Units as the Committee shall from time to time grant. The terms of each stock appreciation award granted under the Plan shall be set forth in a written stock appreciation award agreement in a form approved by the Committee. Upon electing to receive payment of a stock appreciation award, a Participant shall receive, for each Stock
  Appreciation Unit as to which payment is elected, an amount in cash, in Common Stock or in any combination thereof, as the Committee shall determine, equal to the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which such election is made exceeds the stated value per share (as set forth in the stock appreciation award agreement) on the date on which the stock appreciation award was granted.
     B.  Grant of Award in Tandem with Option.  The
  Committee may, in its sole discretion, grant a Key
  Employee a stock appreciation award in tandem with a stock option, whereby the exercise of an option granted in tandem with a stock appreciation award shall cause a correlative reduction in Stock Appreciation Units theretofore standing to a Participant's credit, and the payment of a stock appreciation award shall cause a correlative cancellation of such option.
     C.  Term and Exercise of Award.
          (1)  When a stock appreciation award is
  granted, it shall be payable not more than ten years from the date of granting thereof, or such shorter time as provided herein. Within such limit, awards shall be payable, at the Participant's election at such time or times, and subject to such restrictions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants; provided that, except as provided in Subsections G and H, no election to receive payment of a stock appreciation award may be made unless the Participant is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since the date of the grant of his stock appreciation award.
          (2)  Any election by a Participant who is
  subject to Section 16 of the Securities Exchange Act of 1934 to receive cash in full or partial settlement of a stock appreciation award, as well as any exercise by him of his stock appreciation award for such cash, shall be made only during the period beginning on the third business day following the date of release for publication by the Company of its quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date. No stock appreciation award nor any related stock option may be exercised by any Participant subject to Section 16 of the Securities Exchange Act of 1934 during the first six months of their respective terms. The foregoing restrictions shall not apply in the event of a Change of Control.
     D. Establishment of Accounts. The Company shall establish a special ledger and shall record the name of each Participant and the number of Stock Appreciation
  Units awarded to such Participant in any year.
     E. Payment of Award. A stock appreciation award shall be paid, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.
     F. Non-Transferability of Award. Unless otherwise determined by the Committee at the time a stock appreciation award is made and so provided in the stock appreciation award agreement with respect to such award and except as provided in Subsection H, no stock appreciation award or the rights thereunder shall be transferrable.
     G. Termination of Employment. A stock appreciation award agreement may provide that if the employment of the Participant is terminated other than by reason of death, the Participant may elect payment of the stock appreciation award, to the extent he was entitled to elect payment at the date of such termination of employment (but based upon the Fair Market Value per share on the date of the election), for such additional period, if any, after such termination of employment (but not to exceed the remaining term of the award) as the Committee may determine at the time the stock appreciation award is granted. No change in the duties of a Participant while in the employ of the Company or a Subsidiary, or transfer, if still employed after the transfer by the Company or a Subsidiary, shall constitute termination of employment. Nothing in this Plan or in any stock appreciation award agreement shall be deemed to create any limitation or restriction on such rights as the Company or a Subsidiary otherwise would have to terminate the employment of any person at any time for any reason.
     H. Death of Participant. A stock appreciation award agreement may provide that in the event a Participant dies entitled to exercise the stock appreciation award, the payment of the stock appreciation award may be elected, to the extent that the Participant was entitled to exercise it at the date of death (but based upon the Fair Market Value per share on the date of election), by his estate, or by any person who acquired the right to make such election by bequest or inheritance or by reason of the death of the Participant, at any time during such additional period, if any, after death (but not to exceed the remaining term of the award) as the Committee may determine at the time the stock appreciation award is granted.
     I. Leave of Absence. The stock appreciation award agreements issued pursuant to the Plan may contain such provisions as the Committee shall determine with respect to approved leaves of absence.
  SECTION VII.  ADMINISTRATION
     The Plan shall be administered by the Committee.
  Subject to the express provisions of the Plan, the Committee shall have complete authority to:
     A. determine the individuals to whom and the time or times when options and stock appreciation awards shall be granted;
     B. determine the number of shares to be subject to each option and stock appreciation award, and the terms and provisions of each option and stock appreciation award;
     C.  interpret the Plan;
     D.  prescribe, amend and rescind rules and
  regulations relating to the Plan;
     E. waive or modify at any time, either before or after an option or stock appreciation award is granted, any condition, limitation or restrictions with respect to the exercise of such option or award imposed by or pursuant to the Plan in such circumstances as the Committee may, in its discretion, deem appropriate
  (including, without limitation, in the event of a proposed Change of Control or other similar transaction involving the Company); provided, however, that any such waiver or modification with respect to an outstanding option or stock appreciation award shall be subject to the same limitations applicable to amendments to outstanding options and stock appreciation awards as are set forth in Subparagraph G;
     F. authorize the payment to a Participant holding an option at any time, but only with the consent of the Participant, in exchange for the cancellation of all or part of the option, of cash in an amount not to exceed the difference between the aggregate Fair Market Value on the effective date of such cancellation of the Common
  Stock with respect to which the option is being canceled and the aggregate purchase price of such Common Stock;
     G. subject to the terms and provisions of the Plan, amend any outstanding option or stock appreciation award;
  provided, however, that (i) no such amendment may reduce the purchase price payable under an option (except to set forth an adjustment in the option price made pursuant to
  Section IV) or extend the maximum term during which the option or stock appreciation right, if fully vested, may be exercised, and (ii) if the amendment would adversely affect the rights of the Participant holding the option or award, the consent of such Participant to such amendment must be obtained; and
     H. make all determinations not specifically set forth in Subparagraphs (A) through (G) above which the Committee considers necessary or advisable for the administration of the Plan.
     All determinations by the Committee with respect to the matters described in Subparagraphs (A) through (H) above shall be final.

  SECTION VIII.  COMMITTEE
     The Committee shall consist of three or more members of the Board of Directors, all of whom are "disinterested" to the extent required by Rule 16b-3 (or any successor provision) adopted by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934. The members of the
  Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

  SECTION IX.  EFFECT OF CHANGE IN STOCK
     Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, spin-offs, mergers, consolidations, reorganizations, combinations or exchanges of shares, or the like, the number of stock appreciation units and the number and class of shares subject to any outstanding options and stock appreciation units, and the price thereof, shall be appropriately adjusted by the Committee.

  SECTION X.  AMENDMENT OR TERMINATION
     Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate, and no stock appreciation award or stock option shall be granted hereunder, after ten years from the date of its adoption by the Board. Any stock appreciation awards or options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected by such termination of the Plan. The Board may, at any time prior to that date, terminate the Plan or make such modifications of the Plan as it may deem advisable; provided, however, that any such amendment must be approved by the holders of the outstanding Common Stock by such vote, if any, as then may be required by, and otherwise in compliance with, applicable federal and state law (including Rule 16b-3 or any successor provision adopted under the Securities
  Exchange Act of 1934 and the like) and the requirements of any stock exchange or other trading system upon which the Common Stock then may be listed.
  SECTION XI.  APPROVAL OF STOCKHOLDERS AND DIRECTORS
     The Plan shall become effective after adoption by the Board and approval by the affirmative vote of the holders of a majority of the outstanding shares of Common
  Stock; provided, however, that after such adoption by the Board, the Committee may grant options and stock appreciation awards under the Plan so long as such options and awards, by their terms, may not be exercised unless the Plan is so approved by the stockholders of the Company within one year after adoption by the Board.
  Adopted by the Board of Directors on May 28, 1995 and as amended September 25, 1998.

                   REVOCABLE PROXY
                       NS GROUP, INC.
      X  Please mark votes as in this example

          ANNUAL MEETING OF STOCKHOLDERS
               FEBRUARY 11, 1999

     The undersigned hereby appoints C.R. Borland, J. W. Mehalko and J. J. Crowe or any of them as Proxies (acting by a majority or, if one be present, then that one shall have all of the powers hereunder), each with full power to appoint his substitute, and hereby authorizes them, or any of them, to represent and to vote as designated below, all the shares of Common Stock of NS Group, Inc. held of record by the undersigned on December 11, 1998, at the Annual Meeting of Shareholders to be held on February 11, 1999, or at any adjournment, or adjournments thereof.

     Item 1.  Election of the following six (6) Nominees as
     Directors:
                FOR        WITHHOLD       FOR ALL EXCEPT

     Clifford R. Borland; Paul C. Borland, Jr.; Ronald R.
     Noel; John B. Lally; Patrick J.B. Donnelly; R. Glen
     Mayfield.

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

     Item 2. Approve the adoption of the amendment to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan to increase the number of options available for issuance under such plan from 750,000 to 1,750,000.

               FOR            AGAINST          ABSTAIN

     Item 3.  Ratify the appointment of Arthur Andersen LLP
     as independent public accountants for fiscal 1999.
               FOR            AGAINST          ABSTAIN
     Item 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting; all as described in the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement for such meeting, the receipt of which is hereby acknowledged.

     The Board of Directors Recommend a Vote "FOR" all nominees in Item 1 and "FOR" Items 2 and 3.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
     DIRECTORS
     Please check box if you plan to attend the meeting.
     Please be sure to sign and date this Proxy in the box below

     Date:
     Stockholder sign above    Co-holder (if any) sign above

     Detach above card, sign, date and mail in postage paid envelope provided.

                         NS GROUP, INC.
     This Proxy when properly executed will be voted in the manner directed herein by the above signed shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2 and 3.
     Please sign exactly as name (or names) appears on this card. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.